EXHIBIT 10.1

_________________________________________________________________
AIRCRAFT PURCHASE AGREEMENT C-GVTA

Dated as of December 22, 2006
Between

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,
Not in its individual capacity but solely as Owner Trustee
(“Seller”)

And

COMPASS CAPITAL CORPORATION
(“Buyer”)

One 1989 DeHavilland DHC-8-301 with m/s/n 190 bearing registration marks C-GVTA and Two Pratt & Whitney Model 100-123 engines m/s/n PCE 123063 and PCE 123064

_________________________________________________________________

AIRCRAFT PURCHASE AGREEMENT C-GVTA

This AIRCRAFT PURCHASE AGREEMENT C-GVTA, dated as of December 22, 2006 (this “Agreement”) is entered into by and between Wells Fargo Bank Northwest, National Association (as successor to First Security Bank, National Association), not in its individual capacity but solely as Owner Trustee (“Seller,” “Lessor” or the “Owner Trustee”) on behalf of Owner Participant (as defined below) and Compass Capital Corporation, a California corporation (“Buyer”).

RECITALS

A. Seller is the owner of the Aircraft, acting as Owner Trustee on behalf of Owner Participant under the Trust Agreement (such term and other capitalized terms used without definition having the meanings given to them in Section 1 below).

B. The Aircraft is presently leased to the Lessee under the Lease.

C. Buyer wishes to purchase the Aircraft from Seller and to assume Seller’s rights and obligations under the Lease, and Seller wishes to sell the Aircraft to Buyer and to assign to Buyer Seller’s rights and obligations under the Lease, all on the terms and conditions hereinafter set forth.

AGREEMENT

NOW THEREFORE, in consideration of the promises and the mutual covenants hereinafter contained the parties hereby agree as follows:

1. Definitions. For all purposes of this Agreement, unless the context requires otherwise, in addition to those terms defined elsewhere in this Agreement, each of the following terms shall have the meanings indicated below and, in each case, defined terms may be used in either the singular or the plural, as circumstances may warrant:

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, including, without limitation, any limited partnership, limited liability company or grantor trust of which such Person or any Affiliate of such Person is the trustee or sole grantor sole or co-general partner or managing agent and any members of any limited liability company and any Affiliate of such Person, such limited partnership, limited liability company or grantor trust.

“Aircraft” shall mean, collectively, the Airframe and the Engines and including therewith all parts, components, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature which are incorporated or installed in or attached thereon and all Records pertaining thereto.

“Airframe” shall mean the DeHavilland DHC-8-301 with m/s/n 190 built in 1989 and bearing Canadian registration mark C-GVTA.

“Assignment Agreement” shall mean the Agreement for Assignment and Assumption of Lease substantially in the form attached hereto as Exhibit A.

“Aviation Authority” shall mean the Canadian Minister of Transport.

“Aviation Counsel” shall mean Crowe & Dunlevy, Oklahoma City, Oklahoma.

“Buyer Indemnitees” shall mean Buyer and its respective Affiliates and their officers, directors, shareholders, agents and employees.

“Casualty Occurrence” shall mean any of the following events with respect to the Aircraft: (i) the total loss of such Aircraft or the use thereof due to theft, disappearance, destruction, damage beyond economic repair or rendition of such Aircraft permanently unfit for use for any reason whatsoever, (ii) any damage to the Airframe or an Engine which results in an insurance settlement with respect to such property on the basis of a total loss, or (iii) the condemnation, confiscation, appropriation or seizure of, or requisition of title to such property or the use of such property by or on the authority of any governmental authority or purported governmental authority.

“Chief Dispatcher’s Certificate” shall mean the Certificate of the Chief Dispatcher of the Lessee to be delivered by the Lessee on the Closing Date specifying the date, time and location of the Aircraft over international waters.

“Closing” shall mean the consummation of the sale of the Aircraft and the assignment of the Lease pursuant to this Agreement.

“Closing Date” shall mean the date specified in the Chief Dispatcher’s Certificate or another date mutually agreed upon by Buyer and Seller.

“Delivery Location” shall mean in a location in international airspace as specified in the Chief Dispatcher’s Certificate

“Delivery Receipt” shall mean a Delivery Receipt substantially in the form of Exhibit B hereto.

“Effective Time” shall mean the time of the arrival of the Aircraft at the Delivery Location, as specified in the Chief Dispatcher’s Certificate.

“Engines” shall mean the two (2) Pratt & Whitney Model 100-123 engines m/s/n PCE 123063 and PCE 123064 (each of which engines has 550 or more rated shaft takeoff horsepower or the equivalent of such horsepower).

“Event of Default” shall have the meaning specified therefor in the Lease.

“Event of Loss” shall have the meaning specified therefor in the Lease.

“International Registry” shall mean the International Registry of Mobile Assets.

“Irrevocable Closing Agreement (S/N 190)” shall mean the Irrevocable Closing Agreement (S/N 190) substantially in the form attached hereto as Exhibit D.

“Lease” shall mean the Aircraft Lease Agreement dated as of June 26, 1996 between PLM Worldwide Leasing Corp. (“Worldwide”) as Lessor and Lessee (as successor to Time Air Inc.) as Lessee, as assigned by Worldwide to PLM Transportation Equipment Corporation (“TEC”) on June 26, 1996 and re-assigned by TEC to Worldwide on September 26, 1996 and as assigned by Worldwide to Lessor by the Assignment of Lease Agreement dated as of September 26, 1996, as amended by the Aircraft Lease Amendment dated as of September 26, 1996 between Worldwide, TEC, Lessor and Time Air Inc., as further amended by the Amended and Restated Payment Deferral Agreement dated as of May 6, 1997, between Time Air Inc., Worldwide, TEC and the Owner Trustee, as further amended by the letter agreement dated as of November 11, 2003 between Jazz Air Inc. (as successor to Time Air Inc. and a predecessor to the Lessee) and the Owner Trustee, as further amended by the letter agreement dated as of November 1, 2004 between the Owner Trustee and the Lessee, as assigned by Jazz Air Limited Partnership to Jazz Air LP by Notice of Assignment to the Owner Trustee dated March 2, 2006 and as further amended by the letter agreement dated as of November 1, 2006 between the Owner Trustee and the Lessee, together with all exhibits, schedules, riders, and attachments related thereto.

“Lender” shall mean Wells Fargo Equipment Finance, Inc., a Delaware corporation.

“Lessee” shall mean Jazz Air Limited Partnership, as successor to Jazz Air Inc., as successor to Time Air Inc.

“Lien” shall mean any mortgage, pledge, lien, encumbrance, lease, and security interest or claim against title to or right of possession.

“Novation Agreement” shall mean an Aircraft Lease Novation and Amendment Agreement 190 by and among Seller, Buyer and Lessee, in mutually agreeable form and dated as of the Closing Date.

“Owner Participant” shall mean PLM Equipment Growth Fund V Liquidating Trust, a liquidating trust formed under the laws of the State of Delaware, as successor to PLM Equipment Growth Fund V.

“Permitted Liens” shall mean (i) the Lease, including the interest of the Lessee arising under the Lease and (ii) such encumbrances as may be permitted under clauses (a), (d) and (e) of the definition of “Permitted Lien” as defined in the Lease.

“Person” shall mean and include any individual person, corporation, partnership, limited liability company, limited partnership, limited liability partnership, firm, joint stock company, joint venture, trust, estate, unincorporated organization, association or governmental entity.

“Purchase Price” shall have the meaning specified in Section 2(b) hereof.

“Records” shall mean all records associated with the Aircraft on the Closing Date, including, without limitation, the flight, engineering, and maintenance manuals, drawings, documents, equipment lists, operational records, maintenance records and other data pertaining to the Aircraft.

“Rent” shall have the meaning specified therefor in the Lease.

“Seller Indemnitee” shall mean Seller and Owner Participant and their respective Affiliates and their respective officers, directors, shareholders, agents and employees.

“Taxes” shall mean all taxes, fees, levies, imposts, duties, assessments, value-added taxes, withholdings, deductions and other charges of any nature whatsoever, or any amount payable on account of or as security for any of the foregoing (but not including taxes imposed on or payable with respect to the income of Seller or Owner Participant), payable as a result of the consummation of the transactions contemplated by this Agreement at the instance of or imposed as a result by any statutory, governmental, international, state, federal, local or municipal authority, agency, body or department whatsoever, together with any and all fines, penalties, additions to tax and/or interest computed by reference thereto.

“Trust Agreement” shall mean Trust Agreement dated as of October 16, 1989 between Wells Fargo Bank Northwest, National Association (as successor to First Security Bank, National Association) as Owner Trustee and Owner Participant (as successor to PLM Equipment Growth Fund V as successor to PLM Transportation Equipment Corporation) as Owner Participant, as amended by the First Amendment to Trust Agreement dated May 11, 1990, the Trust Agreement Amendment dated May 8, 1995, the Amendment to Trust Agreement dated as of August 29, 2003 and the Acknowledgement and Consent Agreement (C-GVTA) dated as of June 30, 2006 by and among the Owner Trustee, PLM Equipment Growth Fund V, the Owner Participant, and PLM Financial Services, Inc. individually and as Trustee of the PLM Equipment Growth Fund V Liquidating Trust.

“Warranty Bill of Sale” shall mean a Warranty Bill of Sale with respect to the Aircraft substantially in the form of Exhibit C hereto.

2. Sale of the Aircraft; Purchase Price; Assignment and Assumption; Closing.

(a) Subject to the terms and conditions specified in this Agreement, on the Closing Date and at the Effective Time, (i) Buyer hereby agrees to purchase from Seller, and Seller hereby agrees to sell to Buyer, the Aircraft and all Records with respect thereto and (ii) Seller agrees to assign to Buyer, and Buyer agrees to assume from Seller, Seller’s rights and obligations under the Lease. Seller and Buyer acknowledge and agree that Lessee has required that the Aircraft arrive at the Delivery Location on December 22, 2006 or December 23, 2006 at a time specified by Lessee and that at such time contemporaneous payment of the Purchase Price will be impossible Accordingly, Buyer and Seller hereby that upon satisfaction or waiver of all conditions precedent to the Closing (other than arrival of the Aircraft at the Delivery Location and payment of the Purchase Price), all documents to be delivered at the Closing shall be deemed delivered and shall be released as of the Effective Time and the Closing shall be deemed to have occurred as of the Effective Time, subject only to the Irrevocable Closing Agreement (S/N 190) becoming effective upon such Closing and the condition subsequent of payment of the Purchase Price by Lender pursuant to the Irrevocable Closing Agreement (S/N 190).

(b) Buyer shall purchase the Aircraft “as is, where is,” at the Delivery Location and at the Effective Time. The purchase price due to Seller (the “Purchase Price”) shall be $2,655,993.15, calculated as follows: (i) $2,645,000 plus (ii) an additional amount calculated by multiplying $2,675,000 times the daily equivalent of 6.0% per annum, compounded annually (such daily equivalent being $439.73 per day), for the period from and including November 27, 2006 to but not including the Closing Date minus (iii) the amount of any payment of Rent paid by the Lessee under the Lease after November 27, 2006 and received by the Seller on or prior to the Closing Date. Buyer shall be entitled to receive all Rent payable by the Lessee after the Closing Date, and Buyer and Seller agree to remit immediately upon receipt to the other, without interest, any payments received from Lessee under the Lease which belong the other party under the terms of this Agreement. Seller agrees to accept the Irrevocable Closing Agreement (S/N 190) in satisfaction of Buyer’s obligation to pay the Purchase Price hereunder.

(c)  On or before the Closing Date, Seller shall execute and deliver to its counsel an original Warranty Bill of Sale for the Aircraft to be delivered to Buyer, Buyer and Seller shall execute and deliver to its respective counsel four signed originals of the Assignment Agreement to be delivered to the other party thereto, and Buyer and Seller and Lessee shall execute and deliver to their respective counsel four signed originals of the Novation Agreement for delivery to the other parties thereto, all undated. All documents so executed and delivered to counsel shall be held in escrow by counsel until released in accordance with Section 2(e) below.

(d) On the Closing Date and at a mutually agreeable time, each of Buyer, Seller, Lessee and Owner Participant (directly or through counsel) shall acknowledge and agree that the conditions precedent to Closing have been satisfied but for the arrival of the Aircraft at the Delivery Location and the condition subsequent specified in 2(a) above will take the following actions:

(i) Seller will deliver the Bill of Sale and the Assignment Agreement to Buyer to be dated, released and become effective as of the Effective Time; (ii) Buyer will deliver the Assignment Agreement and the Irrevocable Closing Agreement (S/N 190) to Seller to be dated, released and become effective upon the Effective Time, (iii) Buyer and Seller will deliver the Novation Agreement to each other and to Lessee to be dated, released and become effective upon the Effective Time; (iv) Buyer and Seller will authorize registration of the sale (or confirmation of prospective interests previously filed) with the International Registry as soon as practicable after the Effective Time.

All such documents shall be released and shall become effective at the Effective Time. As soon as practicable thereafter, Buyer and Seller shall complete a Delivery Receipt with respect to the Aircraft, which shall conclusively evidence the acceptance of the Aircraft by Buyer on the date thereof for all purposes of this Agreement.

(e) Title and risk of loss to the Aircraft shall pass to Buyer at the Effective Time, subject to the terms and conditions of Section 2(a) above.

3. Conditions to Buyer’s Purchase Obligation. Buyer’s obligation to purchase the Aircraft from Seller is subject to the following conditions precedent:

(a) All representations and warranties of Seller contained in Section 5 hereof and by Owner Participant in Attachment A hereto shall be true and correct as of the Closing Date with the same force and effect as though made on and as of the Closing Date, and no Casualty Occurrence shall have occurred on or before the Closing Date.

(b) Buyer shall have received confirmation from counsel to Seller that it holds all documentation to be delivered by Seller under Section 2 hereof and from counsel to Lessee that it holds the documentation to be delivered by Lessee under Section 2 hereof.

(c) Buyer shall have received confirmation from Aviation Counsel that upon registration of the interests with the International Registry referred to in paragraph (b) above, Aviation Counsel shall issue an opinion of Aviation Counsel to Buyer (and any assignee of Buyer) to the effect that the interests of Buyer as owner of the Aircraft and assignee of the Lease have been duly registered with the International Registry and at the time of such registration there were no Liens of record against the Aircraft filed with the International Registry.

(d) Buyer shall have received satisfactory assurances of the enforceability of the Lease under the laws of Canada and its applicable provinces.

(e)  Buyer shall have received a certificate of insurance from Lessee revised to reflect the interests of Buyer and Lender in the Aircraft and otherwise complying with the requirements of the Lease.

4. Conditions to Seller’s Sale Obligation. Seller’s obligation to sell the Aircraft to Buyer is subject to the following conditions precedent:

(a)  All representations and warranties of Buyer contained in Section 6 hereof shall be true and correct as of the Closing Date with the same force and effect as though made on and as of the Closing Date, and no Casualty Occurrence shall have occurred as to the Aircraft on or before the Closing Date.

(b) Seller shall have received confirmation from counsel to Buyer that it holds all documentation to be delivered by Buyer under Section 2 hereof and from counsel to Lessee that it holds the documentation to be delivered by Lessee under Section 2 hereof.

(c) Seller shall have received confirmation from Aviation Counsel that upon registration of the interests with the International Registry referred to in paragraph (b) above, Aviation Counsel shall issue an opinion of Aviation Counsel to Seller to the effect that the interests of Buyer as owner of the Aircraft and assignee of the Lease have been duly registered with the International Registry and at the time of such registration there were no Liens of record against the Aircraft filed with the International Registry.

(d) Seller shall have received payment of the Purchase Price in accordance with the terms hereof.

(e)  Seller shall have received a certificate of insurance from Lessee satisfying the requirements of Section 20 hereof.

5. Representations, Warranties and Certain Disclaimers of Seller.

(a) Seller, in its individual capacity with respect to clauses (i) and (iv) below only and otherwise solely as Owner Trustee for Owner Participant, represents, warrants and covenants as follows:

(i) Seller is a national banking association duly organized and validly existing under the laws of the United States of America and is the Owner Trustee under the Trust Agreement.

(ii) Seller has full power and lawful authority to transfer title to the Aircraft and to assign the Lease to Buyer in accordance with this Agreement, the Warranty Bill of Sale and the Assignment Agreement and has and will transfer to Buyer good and marketable title to the Aircraft free and clear of Liens or other defects in title (other than Permitted Liens) and will assign the Lease to Buyer free and clear of Liens or other defects in title and will warrant and defend the same to Buyer.

(iii)  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by Seller with any of the terms and provisions hereof will contravene any law, rule or regulation of the State of Utah or any law, rule or regulation of the United States of America governing Seller’s banking and trust powers or result in any breach of, or constitute any default under, any material indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, corporate charter, by-law or other agreement or instrument to which Seller is a party or by which Seller or its properties may be bound or affected.

(iv) This Agreement and the consummation of the transactions contemplated hereby have been duly authorized, executed and delivered by Seller and constitute the valid, enforceable and binding obligation of Seller (subject only to the effect of bankruptcy or insolvency laws).

(v) No suit or action, investigation, inquiry or request for information by any governmental authority or administrative agency against Seller, no suit or action by any private party against Seller, and no legal or administrative proceeding has been instituted or threatened against Seller which seeks to delay or prevent the transactions contemplated hereby or challenge the terms or provisions of this Agreement.

(vi) Other than the registration of the sale of title to the Aircraft and the assignment of the Lease with the International Registry, no consent, approval or authorization of, or declaration, filing or registration with or notice to any person, entity or governmental authority under the federal or state laws of any of the United States governing the banking and trust powers of the Seller is required to be made or obtained by Seller in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Seller.

(vii) There are no agreements with the Lessee regarding the Aircraft or the Lease other than the Lease and the Novation Agreement, and no other amendments to the Lease have been executed or are under discussion with the Lessee.

(viii) To Seller’s knowledge, neither an Event of Default nor an Event of Loss has occurred under the Lease, Seller is not in default with respect to any of its obligations under the Lease, and no prepayment of Rent due under the Lease has occurred. Seller has not waived any obligations of Lessee under the Lease.

(ix) The Lease is constituted by those documents specified in the definition thereof in this Agreement and the Lease is in full force and effect and has not been terminated by the Seller. If any time hereafter Seller shall obtain an original signed copy of the Lease (or any part thereof), Seller shall promptly deliver the same to Buyer or as Buyer may direct.

(b) THE WARRANTY WITH RESPECT TO TITLE SET FORTH IN SECTION 5(a)(ii) HEREOF IS EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES WITH RESPECT TO THE AIRCRAFT OF SELLER OR ANY OF THE OTHER SELLER INDEMNITEES WHETHER WRITTEN, ORAL OR IMPLIED, AND BUYER EXPRESSLY ACKNOWLEDGES THAT THE AIRCRAFT IS BEING SOLD ON AN “AS IS, WHERE IS” BASIS, AND WITHOUT ANY OTHER REPRESENTATION, GUARANTIES, OR WARRANTY OF SELLER OR ANY OF THE OTHER SELLER INDEMNITEES, EXPRESS OR IMPLIED, OF ANY KIND, ARISING BY LAW OR OTHERWISE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING SELLER FOR ITSELF AND ON BEHALF OF THE OTHER SELLER INDEMNITEES SPECIFICALLY DISCLAIMS, AND EXCLUDES HEREFROM, AND BUYER ACKNOWLEDGES AND AGREES THAT NEITHER SELLER NOR ANY OTHER SELLER INDEMNITEE SHALL BY VIRTUE OF HAVING SOLD THE AIRCRAFT, BE DEEMED TO HAVE MADE (i) ANY WARRANTY AS TO THE AIRWORTHINESS OR CONDITION OF THE AIRCRAFT; (ii) ANY EXPRESS

OR IMPLIED REPRESENTATION OR WARRANTY AS TO THE MERCHANTABILITY, FITNESS, DESIGN, OR CONDITION OF, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP IN THE AIRCRAFT; (iii) ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY OF FREEDOM FROM ANY RIGHTFUL CLAIM BY WAY OF INFRINGEMENT OR THE LIKE; (iv) ANY IMPLIED REPRESENTATION OR WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE; OR (v) ANY OTHER REPRESENTATION OR WARRANTY (EXCEPTING THE EXPRESS WARRANTY WITH RESPECT TO TITLE AND THE ABSENCE OF LIENS SET FORTH IN SECTION 5(a)(ii) ABOVE). NEITHER SELLER NOR ANY OTHER SELLER INDEMNITEE SHALL HAVE ANY RESPONSIBILITY OR LIABILITY TO BUYER OR ANY OTHER PERSON, WHETHER ARISING IN CONTRACT OR TORT, OUT OF ANY NEGLIGENCE OR STRICT LIABILITY OF SELLER OR SUCH SELLER INDEMNITEE OR OTHERWISE, FOR (i) ANY LIABILITY, LOSS OR DAMAGE CAUSED OR ALLEGED TO BE CAUSED DIRECTLY OR INDIRECTLY BY THE AIRCRAFT, ANY ENGINE OR ANY PART THEREOF OR BY ANY INADEQUACY THEREOF OR DEFICIENCY OR DEFECT THEREIN, INCLUDING WITHOUT LIMITATION, ANY FAILURE OF THE AIRCRAFT OR ANY PART THEREOF TO PROCESS ACCURATELY DATE AND TIME RECORDS, (ii) THE USE, OPERATION, PERFORMANCE OF THE AIRCRAFT OR ANY RISKS RELATING THERETO, OR (iii) THE OPERATION, SERVICING, MAINTENANCE, REPAIR, OR IMPROVEMENT OF THE AIRCRAFT.

6. Certain Representations, Warranties and Covenants of Buyer. Buyer represents, warrants and covenants as follows:

(a) Buyer is a corporation in good standing under the laws of California and has the corporate power and authority to carry on its business as presently conducted and to perform its obligations under this Agreement and is a “citizen of the United States” within the meaning of the applicable provisions of the Federal Aviation Act.

(b) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by Buyer with any of the terms and provisions hereof will contravene any law, rule or regulation binding on Buyer or result in any breach of, or constitute any default under, any material indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, corporate charter, by-law or other agreement or instrument to which Buyer is a party or by which Buyer or its properties may be bound or affected.

(c) This Agreement and the consummation of the transactions contemplated hereby have been duly authorized, executed and delivered by Buyer and constitutes the valid, enforceable and binding obligation of Buyer (subject only to the effect of bankruptcy or insolvency laws);

(d) No suit or action, investigation, inquiry or request for information by any governmental authority or administrative agency against Buyer, no suit or action by any private party against Buyer, and no legal or administrative proceeding has been instituted or threatened against Buyer which seeks to delay or prevent the transactions contemplated hereby or challenge the terms or provisions of this Agreement.

(e) Other than the registration of the sale of title to the Aircraft and the assignment of the Lease with the International Registry, no consent, approval or authorization of, or declaration, filing or registration with or notice to any person, entity or governmental authority under the federal or state laws of any of the United States governing the Buyer is required to be made or obtained by Buyer in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Buyer.

(f) Buyer has inspected the Aircraft and BUYER WILL TAKE AND ACCEPT THE AIRCRAFT “AS IS” AND “WHERE IS”, WITHOUT RECOURSE TO OR WARRANTY BY SELLER EXCEPT AS SPECIFICALLY STATED IN SECTION 5(a)(ii) HEREOF.

7. Indemnification.

(a) By Buyer. Buyer agrees to indemnify, defend and hold harmless each Seller Indemnitee from any and all liabilities, damages, losses, expenses, demands, claims, suits or judgments by, or on behalf of Buyer, or any third party or parties, including reasonable attorneys' fees and disbursements, arising from or relating to (i) any breach of any representation, warranty or covenant made by Buyer under this Agreement, (ii) any obligations of the lessor arising under or related to the Lease on and after the Effective Time and (iii) for death of, or bodily injury to, any person, and for the loss of, damage to, or destruction of any property, in any manner arising out of the Aircraft, or any defect therein, or the leasing, care, control, ownership, registration, maintenance, use or operation of the Aircraft on and after the Effective Time. Buyer's obligations to any Seller Indemnitee hereunder shall not apply to any death, injury, loss, damage or destruction which was caused by the gross negligence or willful misconduct of such Indemnitee. Buyer shall have the obligation to control the negotiation and settlement of any claim or defense of any action or suit brought against any of the parties indemnified pursuant to this Section 7(a). Each Seller Indemnitee shall reasonably assist Buyer, if requested by Buyer, in the defense of any such action or suit, at Buyer's expense, without releasing or waiving any obligation, liability or undertaking on the part of Buyer under this Section 7(a).

(b) By Seller. Seller agrees to indemnify, defend and hold harmless each Buyer Indemnitee from any and all liabilities, damages, losses, expenses, demands, claims, suits or judgments by, or on behalf of Seller, or any third party or parties, including reasonable attorneys' fees and disbursements, arising from or relating to (i) any breach of any representation, warranty or covenant made by Seller under this Agreement, (ii) any obligations of the lessor arising under or related to the Lease prior to the Effective Time and (iii) for death of, or bodily injury to, any person, and for the loss of, damage to, or destruction of any property, in any manner arising out of the Aircraft, or any defect therein, or the leasing, care, control, ownership, registration, maintenance, leasing, use or operation of the Aircraft before the Effective Time. Seller's obligations to any Buyer Indemnitee hereunder shall not apply to any death, injury, loss, damage or destruction which was caused by the gross negligence or willful misconduct of such Buyer Indemnitee. Seller shall have the obligation to control the negotiation and settlement of any claim or defense of any action or suit brought against any of the parties indemnified pursuant to this Section 7(b). Each Buyer Indemnitee shall reasonably assist Seller, if requested by Seller, in the defense of any such action or suit, at Seller's expense, without releasing or waiving any obligation, liability or undertaking on the part of Seller under this Section 7(b).

8. Commissions and Brokers.

Neither Seller nor Buyer has engaged the services of a broker or similar representative with respect to this transaction, other than the engagement of Sigma Aircraft Management, LLC by Seller. Each party agrees to indemnify and hold the other harmless from and against any and all other claims, suits, damages, costs and expenses (including, but not limited to reasonable attorney’s fees) asserted by any agent, broker or other third party for any commission or compensation of any nature whatsoever based upon the sale of the Aircraft, if such claim, damage, cost or expense arises out of any action or alleged action by the indemnifying party, its employees or agents.

9. Taxes.

The Purchase Price for the Aircraft does not include the amount of any Taxes, and Buyer shall be responsible for and shall pay the amount of any applicable Taxes arising out of the transfer of title to the Aircraft from Seller to Buyer. In the event Seller shall have paid or is required to pay any Taxes for which Buyer is responsible pursuant to this Section 9, Buyer shall indemnify and hold Seller (or Owner Participant, as the case may be) harmless on an after tax basis from and against such Taxes, and from all attorneys’ fees, costs and expenses incurred in connection with such Taxes. If any claim is made against Seller (or Owner Participant, as the case may be) for Taxes for which Buyer is responsible pursuant to this Section 9, Seller shall promptly notify Buyer. Seller (or Owner Participant, as the case may be) shall solely be liable for, and Buyer shall have no obligation in respect of, any Taxes based on the net income of Seller (or Owner Participant, as the case may be). Seller and Buyer agree to use commercially reasonable efforts (without cost to either party unless otherwise agreed) to minimize the risk of imposition of Taxes and if Taxes are imposed to reduce the effect and amount thereof, including applying for refunds.

10. International Registry Filings. Seller and Buyer each agree to appoint Aviation Counsel to act as its professional user entity in connection with the Closing, subject to satisfaction of the conditions specified in Sections 3 and 4 hereof, to initiate all filings of and to file all interests in aircraft objects relating to this transaction with the International Registry under the Convention on International Interests in Mobile Equipment and the Protocol to the Convention on Matters Specific to Aircraft Equipment (collectively, the “Cape Town Rules”), and each hereby consents to such filings. Seller and Buyer each agree that prospective filings can be made with respect to the sale of the Aircraft upon satisfaction of the conditions precedent to Closing other than the arrival of the Aircraft at the Delivery Location.

11. Further Assurances. Seller and Buyer shall, from time to time, do and perform such other and further acts and execute and deliver any and all such other and further instruments as may be required by law or reasonably requested by the other party to establish, maintain and protect the respective rights and remedies of the other and to carry out and effect the intent and purpose of this Agreement.

12. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of Seller and Buyer, and their respective successors and assigns. This Agreement may not be assigned by either party without the prior written consent of the other. Notwithstanding the foregoing, Seller hereby consents to the collateral assignment by Buyer of its rights (but not its obligations) hereunder to Lender.

13. Entire Agreement; Amendments. This Agreement (including all schedules and attachments hereto) embodies the complete and entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior oral or written communications regarding the subject matter hereof. Any amendment hereto must be in writing, be signed by all parties and specifically refer to this Agreement. This Agreement will be binding upon the successors and assigns of the parties hereto.

14. Expenses. Each party hereto shall bear its own costs and expenses, including costs of legal and other professional counsel. Seller and Buyer shall each pay one-half of the fees, expenses and costs (including legal fees) of Lessee, if any, incurred in connection with the sale of the Aircraft and the assignment of the Lease. Buyer and Seller shall each pay one-half of the fees, expenses and costs of Aviation Counsel, including without limitation all filing fees payable pursuant to the Cape Town Rules.

15. Applicable Law. THIS AGREEMENT AND ALL OTHER RELATED INSTRUMENTS AND DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, IN ALL RESPECTS, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW)), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. Each of the parties hereto hereby submits to the nonexclusive jurisdiction of the courts of the State of New York and any federal court of the United States of America sitting in New York, New York and consents to the service of process out of any of the foregoing courts by mailing of copies of the summons and proceedings thereof to such party at the address below.

16. Notices. Any notice required or permitted to be given pursuant to this Agreement shall be sent by overnight delivery by a U.S. nationally-recognized courier service or facsimile transmission, receipt acknowledged, to the addresses appearing beneath the signatures of the parties hereto or to such other address as the party to receive the notice from time to time may designate in writing. Any notice so delivered will be effective upon the actual receipt thereof by the party to whom such notice is addressed.

17. Survival of Representations. All representations, warranties and indemnities contained in this Agreement shall survive the Closing Date, and shall continue in effect notwithstanding any expiration or termination of this Agreement to the extent required for full performance and satisfaction thereof.

18. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument.

19. Waiver. Neither this Agreement nor any provision hereof may be changed, waived or discharged orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver or discharge is sought.

20. Post-Closing Insurance. Buyer shall use commercial reasonably efforts (at no cost to Buyer) so that the Seller Indemnitees shall be named as an additional assured party on the Lessee’s third party legal liability insurance with respect to the Aircraft for a period of two years after the Closing Date.

21. The Owner Trustee. Wells Fargo Bank Northwest, National Association is executing this Agreement solely in its capacity as Owner Trustee under the Trust Agreement and not in its individual capacity (except as expressly stated herein) and in no case shall Wells Fargo Bank Northwest, National Association (or any entity acting as Owner Trustee under the Trust Agreement) be personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of the Seller hereunder, all such liability, if any, being expressly waived by the parties hereto and any Person claiming by, through, or under such party.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Aircraft Purchase Agreement C-GVTA to be executed by their duly authorized representatives effective as of date first written above.

Seller:
WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,
Not in its individual capacity but solely as Owner Trustee

By:________________________________

Name:______________________________

Title:_______________________________
Buyer: COMPASS CAPITAL CORPORATION By:________________________________ Name:______________________________ Title:_______________________________
Corporate Trust Lease Group
299 South Main Street, 12th Floor
MAC: U1228-120
Salt Lake City, UT 84111
Attention: Michael Hoggan, Vice President
T 801-246-2755
F 801-246-5053

With a copy to Owner Participant:
PLM Equipment Growth Fund V Liquidating Trust
c/o PLM Financial Services, Inc., Trustee
Address: 1889 Sunset Blvd.
San Diego, CA 92103
Attention: Richard Brock, Chief Financial Officer
T 619-299-4133
F 619-299-4133

750 Battery Street, Suite 430 San Francisco, CA 94111 Attention: Ben J. Assaf, E.V.P. T 415-392-4900 F 415-392-9142